UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2023

Minerva Surgical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40919	26-3422906
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4255 Burton Dr., Santa Clara, CA 95054

(Address of principal executive offices)

(855) 646-7874

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	UTRS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2023, in connection with the filing of a preliminary proxy statement by Minerva Surgical, Inc. (the “Company”) for the Private Placement (as defined below), David M. Renzi indicated his intent to resign from Board of Directors of the Company and as Chairman of its nominating and corporate governance committee, contingent and effective upon the closing of the Private Placement, which is expected to occur in the first quarter of 2023, subject to the satisfaction of the closing conditions described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 28, 2022. Mr. Renzi’s decision to resign was not the result of any disagreement with the policies, procedures or practices of the Company.

As previously disclosed, on December 27, 2022, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”) for a private placement (the “Private Placement”) with Accelmed Partners II LP (“Accelmed”) and New Enterprise Associates (each, a “Purchaser,” and collectively, the “Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to sell to the Purchasers an aggregate of 146,627,565 shares of the Company’s common stock. It is a condition to closing that the Company’s Board of Directors be composed of a majority of directors designated by Accelmed. See the Company’s Current Report on Form 8-K filed with the SEC on December 28, 2022 for additional details regarding the Private Placement.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the resignation of David M. Renzi, the expected closing date of the Private Placement, and the investment by the Purchasers are forward-looking statements that involve a number of uncertainties and risks. Actual results may differ materially from these statements and from actual future events or results due to a variety of factors, including: the closing conditions for the Private Placement may not be satisfied or waived; the Company may experience disruptions in its business due to Private Placement and the transactions contemplated thereby; and the other risks described in reports and documents that the Company files from time to time with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2022. Undue reliance should not be placed on the forward-looking statements in this Current Report on Form 8-K, which are based on information available to the Company on the date hereof. Except to the extent required by applicable law, the Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with a special meeting of stockholders (the “Special Meeting”) to approve the Private Placement and other matters, the Company will file a notice of special meeting and proxy statement with the SEC. STOCKHOLDERS OF MINERVA SURGICAL, INC. ARE URGED TO READ THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders can obtain free copies of the notice of special meeting and proxy statement and other documents when they become available by contacting the Company at 4255 Burton Dr., Santa Clara, California 95054, attention: Investor Relations, telephone: (855) 646-7874. In addition, documents filed with the SEC by the Company are available free of charge at the SEC’s website at www.sec.gov.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Common Stock in respect of the proposals to be voted on by stockholders at the Special Meeting. Information about the participants in the proxy solicitation of their direct and indirect interests, by security holdings or otherwise, will be included in the Company’s notice of special meeting and proxy statement for its Special Meeting. This document will be available free of charge at the SEC’s website at www.sec.gov and from Investor Relations at Minerva Surgical, Inc. as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2023	Minerva Surgical, Inc.

	By:	/s/ Todd Usen
Todd Usen
Chief Executive Officer